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                                                                     Exhibit 15a







                     Acknowledgment of Independent Accountants


To the Shareholders and Board of Directors
Horizon Group, Inc.

We are aware of the incorporation by reference in the Registration
Statements (Form S-2 No. 33-95174, No. 333-09315 and No. 33-95730; and Form S-4
No. 33-91236) of Horizon Group, Inc. of our report dated May 7, 1998 relating to the unaudited consolidated condensed interim financial statements of Horizon Group, Inc. that are included in its Form 10-Q for the three-month period ended March 31,1998.

We are also aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-79784) pertaining to the Amended and Restated 1993 Stock Option Plan, the 1993 Director Stock Option Plan and the Employee Stock Bonus Arrangement, the Registration Statement (Form S-8 No. 33-89152) pertaining to the Profit Sharing/401(K) Plan; and the Registration Statement (Form S-8 No. 33-95308) pertaining to the McArthur/Glen Realty Corp. 1993 Long-Term Incentive Plan of Horizon Group, Inc. of our report dated May 7, 1998 relating to the unaudited consolidated condensed interim financial statements of Horizon Group, Inc. that are included in its Form 10-Q for the three-month period ended March 31, 1998.

Pursuant to Rule 436 (c) of the Securities Act of 1933, our report is not a part of the aforementioned registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

Chicago, Illinois                               /s/ Ernst & Young LLP
May 7, 1998                                     ---------------------
                                                ERNST & YOUNG LLP




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